Exhibit 10(45)


                            TIME BROKERAGE AGREEMENT

          Time Brokerage Agreement, dated as of the 18th day of March, 1996, is made by and between EZ-New Orleans, Inc. ("Licensee"), the licensee of commercial radio broadcasting stations WRNO(FM), WEZB(FM) and WBYU(AM), serving the New Orleans, Louisiana market (collectively the "Stations"), and Heritage Media, Inc. ("Broker").

                                   WITNESSETH:
                                   -----------

          WHEREAS, Licensee has available broadcasting time and is engaged in the business of radio broadcasting on the Stations; and

          WHEREAS, Broker desires to avail itself of the Stations' broadcast time for the presentation of programming service, including the sale of advertising time; and

          WHEREAS, Broker and Licensee have entered into an Asset Exchange Agreement (the "Exchange Agreement"), dated as of March 18, 1996, pursuant to which Broker and Licensee have elected to execute and deliver this Agreement;

          NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto have agreed and do agree as follows:

          1.  Facilities.   Licensee agrees  to  make broadcasting  transmission
              ----------
facilities available to Broker and to broadcast on the Stations, or cause to be broadcast, Broker's programs which will originate from Licensee's studios.

          2. Payments.  Broker hereby  agrees to pay Licensee for  the broadcast
             --------
of the programs hereunder a fee of $26,000 per month, commencing on the date hereof. The failure of Licensee to demand or insist upon prompt payment in accordance herewith shall not constitute a waiver of its right to do so. If Broker shall have produced and made available programming to air on the Stations as provided herein and such programming does not air due to Licensee preempting such programming in accordance with Section 11 or 12 below, or if for any reason Licensee is unable to broadcast such programming through no fault of Broker (including Licensee's scheduling of any maintenance work affecting the operation of the Station at full power), or if this Agreement is terminated for any reason (other than a breach of this Agreement by Broker) prior to the end of a month, then Broker shall receive a payment credit to be determined by multiplying the monthly payment by the ratio of the amount of time not aired to the total number of broadcast hours allotted to Broker each month pursuant to Section 5.1 below; provided, however, that in the case of operation of the Station at less than full power, Broker shall receive only such portion of the payment credit as is equal to 100% minus the percentage of full power that the Station operated.

          3.  Term.   This  Agreement  shall  be effective  and  the rights  and
              -----
obligations of the parties hereto shall commence as of 12:01 a.m. on the date hereof (the "Time

Brokerage Date"). This Agreement shall continue until the earlier of (i) March 31, 1997; (ii) the closing of the Exchange Agreement; or (iii) the termination of this Agreement pursuant to Section 16.1 hereof.

          4.   Programs.   Broker  shall furnish  or cause  to be  furnished the
               --------
artistic personnel and material for the programs as provided by this Agreement and all programs shall be in accordance in all material respects with the Communications Act of 1934, as amended or as replaced by successor legislation (the "Communications Act"), and the rules, regulations and policies of the Federal Communications Commission (the "Commission"). All programs shall be prepared and presented in conformity with the regulations prescribed by the Commission. All advertising spots and promotional material or announcements shall comply in all material respects with all applicable federal, state and local regulations and shall be produced in accordance with quality standards established by Broker.

          5.    Stations Facilities.
                -------------------

          5.1  Operation of  Stations.  Throughout the  term of this  Agreement,
               ----------------------
Licensee shall make all of the Stations' facilities available to the Broker for operation 24 hours a day, seven days a week, except for (i) at least one hour each Sunday morning between the hours of 6:00 a.m. and 10:00 a.m. to the extent that Licensee desires to utilize all or a portion of such time period for public interest programming and (ii) downtime occasioned by routine maintenance not to exceed two hours each Sunday morning between the hours of 12 midnight and 6:00 a.m. If possible, any maintenance work affecting the operation of the Stations at full power shall be scheduled upon at least 48 hours' prior notice to the Broker. It is further understood and agreed that Licensee shall continue to retain full authority and control over operation of the Stations during the course of this Agreement; to be responsible for assessment of the significant issues in, and the needs and interests of the community and the Stations' service areas; and to determine that the programs presented are responsive to such issues, needs and interests, and that all programming continues to meet all federal, state and local laws, including those that govern political broadcast time, presentation of lottery material, proper sponsor identification, and other programming in the public interest. Licensee shall also continue to be responsible for maintenance of the Stations' public file in good order as required by the Commission, including timely placement of a copy of this Agreement in that file; to prepare and timely file in such file the quarterly issues/programs list as required by the Commission's rules; to timely file with the Commission all required reports or other records as required by the Commission; and to otherwise comply in all respects with the Commission rules and regulations, including those rules and regulations regarding requests for political advertising. Broker agrees to cooperate fully in the gathering, compilation and completion of all such reports as may be required by Licensee. Licensee shall be solely responsible for maintenance of the Stations' public inspection file. Licensee shall regularly communicate to Broker the Licensee's ongoing

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assessment of issues, needs and interests of the Stations' community of license and service areas. The parties agree that, in addition to the public interest, issue-responsive programming produced by Licensee pursuant to this Section 5.1,
                                                                   -----------
Broker's programming will include a minimum of three hours per week of programs scheduled for broadcast between the hours of 6:00 a.m. and 12 midnight that shall similarly respond to ascertained community issues, needs and interests.

          5.2 Interruption of Normal Operations.  If the Stations suffer loss
              ---------------------------------
or damage of any nature to its transmission facilities which results in the interruption of service or the inability of the Stations to operate with its authorized facilities and such loss or damage is not due to a negligent, gross negligent or willful act or omission of Broker, Licensee shall immediately notify Broker, and shall undertake such repairs as necessary to restore the full-time operation of the Stations with its authorized facilities as soon as practicable.

          5.3 Studio Location. Licensee shall maintain a main studio capable of
              ----------------
providing a broadcast quality signal to the Stations' transmission facility, such main studio to be located within the designated principal city contour of the Stations.

          6.    Political File and Political Advertising. Broker agrees to
                -----------------------------------------
cooperate fully with Licensee in the maintenance of the Political File and adherence in all material respects to the Commission's rules and regulations that govern sale and placement of political advertising and agrees to secure a properly completed written contract consistent with Sections 312 and 315 of the Communications Act, as well as all applicable rules and regulations of the Commission which apply to or govern the sale placement of such political advertising, prior to broadcast presentation of any such programming. At least 90 days before any general election and 45 days before any primary, Broker will clear with Licensee the rates Broker will charge for time sold to legally qualified candidates and provide Licensee with a copy of Broker's political disclosure statement; provided, however, if execution of this Agreement shall fall within such 90 or 45 day period, Broker shall have five business days after execution to provide such information.

          7.   Responsibility for Employees and Expenses.  Broker shall employ
               -----------------------------------------
and be responsible for the salaries, taxes, insurance and related costs for all personnel used in the production of its programming (including without limitation sales people, traffic personnel, board operators and programming staff). Licensee shall employ and be responsible for the salaries, taxes, insurance and related costs for the personnel specified in Section 11 hereof and for the rent, utilities, property taxes and insurance associated with the Licensee's main studio and with the transmitter facilities. Broker shall pay for all telephone calls associated with program production (including advertising) and listener responses, for all fees to ASCAP, BMI and SESAC and for any other copyright fees attributable to its programming broadcast or revenues generated on the Stations.


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          8.  Advertising  and Programming Revenues.   Unless otherwise provided
              -------------------------------------
in Section 2, Broker shall retain all revenues for the sale of advertising time on the programs it delivers to the Stations and may sell such advertising in combination with the sale of advertising on any other broadcasting stations of its choosing.

          9. Accounts Receivable.
             --------------------

          As of the Time Brokerage Date, Licensee shall assign to Broker as Licensee's agent for the purposes of collection only all of the accounts receivable relating to the operation of the Stations as of the Time Brokerage Date. Broker shall use such efforts as are reasonable and in the ordinary course of business to collect the accounts receivable for 90 days following the Time Brokerage Date ("Broker Collection Period"); provided, however, that Broker's obligation to use its best efforts shall not extend to the institution of litigation, employment of counsel or any other extraordinary means of collection. So long as the accounts receivable are in Broker's possession of collection session, neither Licensee nor its agents shall make any solicitation for collection purposes nor institute litigation for the collection of any amounts due thereunder, except for such accounts receivable which Broker has consented to Licensee's collection thereof prior to the expiration of the Broker Collection Period which consent will not be unreasonably withheld. All payments received by Broker during the Broker Collection Period from any person obligated with respect to any of the accounts receivable shall be applied first to Licensee's account and only after full satisfaction thereof to Broker's account; provided, however, that if during the Broker Collection Period any account debtor contests in writing the validity of its obligation with respect to any account receivable, then Broker may reassign that account receivable to Licensee after which Licensee shall be solely responsible for the collection thereof. Broker shall not incur or cause to be incurred any collateral or outside fees, costs or charges in connection with its efforts to collect the account receivables without first having obtained the authorization in writing of Licensee. Broker shall separately account for all amounts collected on Licensee's behalf and remit to Licensee such amounts every two weeks in arrears during the Broker Collection Period. Broker shall send to Licensee monthly in arrears during the Broker Collection Period an aging report with respect to such accounts receivable. Any of the accounts receivable that are not collected during the Broker Collection Period shall be reassigned to Licensee at the end of the Broker Collection Period, after which Broker shall have no further obligation to Licensee with respect to the accounts receivable. Broker shall not have the right to compromise, settle or adjust the amount of any of the accounts receivable without Licensee's prior written consent, or to withhold any proceeds of the account receivable or to retain any uncollected account receivable or payment on account thereof after the expiration of the Broker Collection Period for any reason whatsoever.

          10.    Assignment and Assumption of Contracts.  Concurrently with the
                 --------------------------------------
execution and delivery hereof, Broker and Licensee have executed and delivered to each other an Assignment and Assumption of Contracts (the "Assignment
                                                             -----------


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
Agreement") in the  form attached as an  exhibit to the Exchange  Agreement (the
- - -----------
"Exhibits"), pursuant to which Licensee has assigned its rights, and Broker has assumed Licensee's obligations, under certain agreements to which Licensee is a party (the "Assigned Contracts").
           ---------------------

          11. Control of Stations.   Notwithstanding anything to the contrary in
              -------------------
this Agreement, Licensee shall have full authority, control and power over the facilities and operation of the Stations during the period of this Agreement, including specifically control and authority over the Stations' finances, programming and personnel. Licensee shall provide and pay at a minimum for a management level employee and another employee, who shall report solely to and be accountable solely to Licensee and who shall direct and maintain the day-to-day operation of the Stations. Licensee shall retain control over the policies, programming and operations of the Stations, including, without limitation, the right to decide whether to accept or reject any programming or advertisements, the right to refuse to broadcast any program or a part of a program not deemed by Licensee to be in the public interest and to interrupt or preempt any programs at any time in order to broadcast a program deemed by Licensee to be of greater national, regional, local or public interest, and the right to take any other actions necessary for compliance with the laws of the United States; the State of Louisiana; the rules, regulations and policies of the Commission (including the prohibition on unauthorized transfers of control); and the rules, regulations and policies of other federal governmental authorities, including the Federal Trade Commission and the Department of Justice. Licensee shall at all times be solely responsible for meeting all of the Commission's staffing requirements at the main studio and for other record keeping and operational matters required by the Commission. From time to time as requested by Licensee, Broker shall provide Licensee with information to enable Licensee to prepare records, reports and logs required by the Commission or other local, state or federal governmental agencies, including such information as may be necessary or appropriate to prepare the Stations' quarterly issues/programs lists.

          12. Special Events.  Licensee reserves the right, in  its discretion,
              --------------
to preempt any of the broadcasts of the programs referred to herein, and to use any part of the time contracted for herein by Broker for the broadcast of events of special importance. In all such cases, Licensee will use its best efforts (to the extent possible under the circumstances) to give Broker reasonable notice of its intention to preempt such broadcast or broadcasts, and, in the event of such preemption, Broker shall receive a payment credit for the broadcasts so omitted.

          1 3. Force  Majeure.    Any failure  or  impairment  of the  Stations
               --------------
facilities or any delay or interruption in broadcasting programs, or the failure at any time to furnish facilities, in whole or in part, for broadcasting, due to acts of God, strikes, or threats thereof, force majeure, or to causes beyond the
                                          -------------
control of Licensee, shall not constitute a breach of this Agreement, and Licensee will not be liable to Broker,


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
except to the extent of allowing in each such case an appropriate payment credit for time not provided or broadcasts not carried based upon a pro rata adjustment
                                                             --------
to amounts due as specified in Section 2 calculated upon the length of time during which the failure or impairment exists or continues.

          14.   Right to Use  Call Letters.  Licensee shall retain the right to
                -----------
the Stations' call letters throughout the term of this Agreement and hereby grants Broker a revocable license to use such call letters in its programs.

          15. Payola.  Broker agrees that it will not accept any compensation or
              ------
any kind of gift or gratuity of any kind whatsoever, regardless of its value or form, including, but not limited to, a commission, discount, bonus, materials, supplies or other merchandise, services or labor, whether or not pursuant to written contracts or agreements between Broker and merchants or advertisers, unless the payer is identified in the program as having paid for or furnished such consideration in accordance with FCC requirements.

          16. Compliance with Law.   Broker agrees that, throughout the  term of
              -------------------
this Agreement, Broker will comply with all laws and regulations applicable in the conduct of Licensee's business and Broker acknowledges that Licensee has not urged, counseled, or advised the use of any unfair business practice. In the event that any new law or regulation is adopted which results in a material change in the terms of this arrangement (for example, but not limited to, a restriction on the number of hours which may be brokered), the parties agree to negotiate in good faith to modify this Agreement to conform as closely as possible to the interests of both Broker and Licensee and, in the event of their inability to so modify the Agreement, Broker or Licensee may without penalty terminate the Agreement on 60 days' notice to the other.

          17.   Indemnification.    Broker  shall indemnify  and  hold  harmless
                ---------------
Licensee from and against any and all claims, losses, costs, liabilities, damages and expenses arising out of Broker's broadcasts and sale of advertising time under this Agreement to the extent permitted by law, including damages to the Stations' facilities caused by the negligence, gross negligence or willful misconduct of Broker. Licensee shall indemnify and hold harmless Broker from and against any and all claims, losses, costs, liabilities, damages and expenses arising out of Licensee's broadcasts to the extent permitted by law, including damages to the Stations' facilities caused by the negligence, gross negligence or willful misconduct of Licensee. Broker's and Licensee's obligation to hold each other harmless against the liabilities specified above shall survive any termination of this Agreement until the expiration of all applicable statutes of limitation. Unless an indemnifying party assumes the defense of a claim for which indemnity is sought hereunder on behalf of the indemnified party, the indemnified party shall have the right to employ its own counsel to conduct such defense (which shall be at the expense of the indemnifying party). The indemnified party shall render


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
to the indemnifying party and its counsel such assistance as they may reasonably require in order to ensure the proper and adequate defense of any claim for which indemnity is sought hereunder. Neither party will settle any claim for which indemnity is sought or owed under this Section 15 in a manner which imposes any cost or penalty on the other party without the other party's prior written consent.

          18.  Termination.
               -----------

               18.1 Termination of Agreement.  This Agreement may be terminated:
                    ------------------------

          (a) by either party, by written notice to the other, if either (i) this Agreement has been declared invalid or illegal in whole or in substantial part by an order or decree of an administrative agency or court of competent jurisdiction and the applicability of such order or decree has not been stayed pending further administrative or judicial review, or (ii) there has been a change in the Communications Act that causes this Agreement to be in violation thereof and the applicability of such change has not been stayed pending appeal or further administrative review.

          (b) by either party, by written notice to the other, if the terminating party is not then in material default under this Agreement and the other party is in material default under this Agreement and has failed to cure such default within 10 days after receiving notice of breach from the terminating party.

          (c) by mutual agreement of Licensee and Broker.

          (d) automatically upon the purchase of the Stations pursuant to the Exchange Agreement.

          Upon termination of this Agreement for any reason, except pursuant to subsection (b) hereof if Licensee is the defaulting party, except pursuant to subsection (d) hereof or except pursuant to subsection (d) if governmental authorities order an immediate termination, Licensee and Broker will cooperate to allow Licensee within 30 days to resume Stations programming, billing and related operations.

     18.2      Events Upon Termination or Expiration.
               -------------------------------------

          (a) Upon any termination or expiration hereof, (i) Licensee shall be under no further obligation to make available to Broker any further broadcast time or broadcast transmission facilities and all amounts accrued or payable to Licensee up to the date of termination which have not been paid shall immediately become due and payable by Broker, (ii) Broker shall be responsible for debts and obligations of Broker resulting from the use of air time and transmission facilities including, without limitation, accounts payable and net


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barter  balances, but  not for  Licensee's federal, state,  local and  other tax liabilities associated with Broker's payments hereunder or for other payments to Licensee, and (iii) in the event that this Agreement or the Exchange Agreement is terminated prior to the Closing under the Exchange Agreement, Broker shall assign to Licensee and Licensee shall assume the Assigned Contracts (as defined in Section 10) that remain in effect (or that have been renewed, extended or
    -----------
replaced on substantially similar terms) on the date of such termination or expiration together (provided that Broker has procured the necessary consents to such reassignment) with all agreements between Broker and others for the sale of broadcast time on the Stations for cash at reasonable market rates in effect on such date. With respect to any contract assigned to Licensee pursuant to this
Section  16.2, all  expenses and  income arising under  such contracts  shall be
- - -------------
prorated between Licensee and Broker as of the date on which such contracts are assigned to Licensee (the "Proration Date") in the manner such that the
                              ---------------
operation of the Stations on and before the Proration Date shall be for the account of Broker and, thereafter for the account of Licensee.

          (b) No expiration or termination hereof shall limit or impair any party's rights to receive payments due and owing hereunder on or before the effective date of such termination.

          (c) Notwithstanding any termination hereof, the parties shall continue to be bound by their respective obligations under the Exchange Agreement.

          (d) Upon any termination of this Agreement prior to the Closing Under the Exchange Agreement, the following provisions shall apply:

          (i) On the effective date of termination (the "Termination
                                                        ------------
Date"), Broker will assign and turn  over to Licensee, for collection only,  all
- - ------
accounts receivable, owing to Broker as of the Termination Date from or related to the operation of the Stations (the "Receivables"). Such assignment shall be accompanied by a schedule of all such Receivables. Licensee shall use such efforts as are reasonable and in the ordinary course of business (but without responsibility to institute legal or collection proceedings) to collect such Receivables during the one hundred twenty (120) day period following the Termination Date (the "Collection Period"). Licensee shall hold the proceeds
                       --------------------
collected from such Receivables in trust for Broker, without any rights of setoff, and shall remit to Broker all Receivables actually collected, together with a schedule thereof, on the first and fifteenth of each month during the Collection Period, commencing with the month during which the Termination Date occurs. Within five (5) days after the end of the Collection Period, Licensee shall, without recourse, reassign and turn



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
back over to Broker any Receivable which shall not have been collected by Licensee during the Collection Period.

          (ii) In the event Licensee is advised by an account debtor that such account-debtor refuses or declines to pay a Receivable because the account debtor contends that the amount is not owed or is incorrect (a "Disputed
                                                                       ---------
Account"), Licensee shall promptly so notify Broker.  Licensee may then,  at its
- - ---------
option, either (i) without recourse, re-assign and turn such Disputed Account back over to Broker, in which case Licensee shall have no further responsibility therefor, or (ii) with Broker's consultation and written approval, cancel, adjust or re-bill and seek collection of the Disputed Account in accordance with the procedures set forth in this Section 18.2.
                                 ------------

          (iii) Except with respect to a Disputed Account which has been reassigned to Broker, Broker shall make no effort to collect any Receivable during the Collection Period.

          (iv) During the Collection Period, if Licensee receives a payment from an advertiser who (i) has placed advertising on the Stations both prior to and after the Termination Date, and (ii) has been invoiced both as a Receivable and as an account receivable of Licensee (a "Common Account"), such payment shall be
                                        ------- ---------
applied to the oldest outstanding balance due from that advertiser. Following expiration of the Collection Period, if such payment is directed to a Receivable, Licensee shall forward the proceeds of such payment directly to Broker.

          19 . Representation and Warranties.
               -----------------------------

          19.1. Corporate Authority.  Each of Licensee and Broker represents to
                -------------------
the other that it is legally qualified, empowered, and able to enter into this Agreement, and that the execution, delivery and performance hereof shall not constitute a breach or violation of any agreement, contract or other obligation to which it is subject or by which it is bound.

          19.2. Time  Brokerage Challenge.   If this Agreement is  challenged at
                -------------------------
the Commission, Licensee and Broker will jointly defend this Agreement, and the expense thereof will be shared equally. If portions of this Agreement do not thereafter receive the approval of the Commission staff, the parties shall reform this Agreement, or at Broker's option and expense, seek reversal of the staff decision and approval from the full Commission on appeal.

          19.3  Contracts.   The Exhibits accurately and completely  list all of
                ---------
the leases, contracts and agreements to which Licensee is a party with respect to the

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Stations  (the "Contracts").  The Exhibits accurately and completely list all of
               ------------
the leases, contracts and agreements to which Licensee is a party with respect to the Stations and which Broker has agreed to assume pursuant to Section 10 of
                                                                   ----------
this Agreement. Licensee has performed all of its duties and obligations under each of the Contracts in all material respects, the failure to perform which would have a material adverse effect on the business, operations or financial
condition  of the Stations.   There are  no material  defaults under any  of the
Contracts by Licensee or, to the best of Licensee's knowledge, by any other party, or any events, which with notice, the passage of time or both, would constitute a material default under any of the Contracts. All Contracts are in full force and effect and are valid and enforceable in accordance with their
respective terms.   Except as set forth  in the Exchange Agreement,  neither the
execution  and  delivery  of  this   Agreement,  nor  the  consummation  of  the
transactions contemplated hereby does or will result in a breach or default under, or permit any party to modify any obligations under, or cause or permit any termination, cancellation or loss of benefits under, any of the Contracts, except for breaches or defaults under Contracts which by their terms prohibit
assignment or require  any consent to assignment.   True and complete  copies of
all of the Contracts have been delivered by Licensee to Broker.

          19.4 Employees.  From and after the Effective Date, Licensee shall use
               ---------
all reasonable efforts to make its employees at the Stations available to Broker for employment following the Effective Date, and will not offer any of Licensee's employees at the Stations the opportunity to work at any other stations owned or operated by Licensee or its affiliates. Licensee shall satisfy, or make provision for the satisfaction, in full of all of its obligations to such employees accruing before the Effective Date. The continued employment by Broker of Licensee's former employees who are employed by Broker after the Effective Date shall not be deemed termination of employment of such employees for purposes of any policy, plan, program or agreement of Licensee that provides for the payment of severance, salary continuation or similar benefits.

          20.  Modification  and  Waiver.   No  modification  or waiver  of  any
               -------------------------
provision of this Agreement shall in any event be effected unless the same shall be in writing and signed by the party adversely affected by the waiver or modification, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given.

          21. No Waiver Remedies Cumulative.   No failure or delay on  the part
              -----------------------------
of Licensee or Broker in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Licensee and Broker herein provided are cumulative and are not exclusive of any right or remedies which it may otherwise have.

          22.  Construction. This  Agreement shall be construed  in accordance
               ------------
with the laws of the State of Delaware, and the obligations of the parties hereto are subject to all federal, state or municipal laws or regulations now or hereafter in force and to the regulations of the Commission and all other governmental bodies or authorities presently or hereafter to be constituted.


          23. Headings. The  headings contained in  this Agreement are  included
              ---------
for convenience only and no such heading shall in any way alter the meaning of any provision.

          24. Successors and  Assigns. This Agreement shall be  binding upon and
              ------------------------
inure to the benefit of the parties and their respective successors and assigns, including, without limitation, any assignee of the Commission license for the Stations.

          25. Counterpart Signatures.   This Agreement may  be signed in one  or
              ----------------------
more counterparts, each of which shall be deemed a duplicate original, binding on the parties hereto notwithstanding that the parties are not signatory to the original or the same counterpart. This Agreement shall be effective as of the date on which the executed counterparts are exchanged by the parties.

          26.  Notices.  Any  notice required hereunder shall be  in writing and
               -------
any payment, notice or other communications shall be deemed given when delivered personally, or mailed by certified mail or Federal Express, postage prepaid, with return receipt requested, and addressed as set forth in the Exchange Agreement.

          27.  Entire Agreement.   This Agreement embodies the  entire agreement
               ----------------
between the parties and there are no other agreements, representations, warranties, or understandings, oral or written, between them with respect to the subject matter hereof. No alterations, modification or change of this Agreement shall be valid unless by like written instrument.

          28.  Severability.  The event that  any of the provisions contained in
               ------------
this Agreement is held to be invalid, illegal or unenforceable shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been contained herein.

          29.  Licensee's  Certificate.  Licensee agrees to execute concurrently
               -----------------------
with the execution of this Agreement that certain Certificate, a form of which is attached hereto as Annex II, to be filed with the Commission in accordance with its rules and regulations.

          30.  Broker's  Verification.   Broker  agrees to  execute concurrently
               ----------------------
with the execution of this Agreement that certain Verification, a form of which is attached as Annex 11, to be filed with the Commission in accordance with its rules and regulations.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       HERITAGE MEDIA, INC.



                                       By:
                                         -----------------------------
                                       Douglas N. Woodrum
                                       Executive Vice President



                                       EZ NEW ORLEANS, INC.


                                       By:
                                         -----------------------------
                                       Alan Box
                                       President and CEO